UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2024

Eledon Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36620	20-1000967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19800 MacArthur Blvd. Suite 250
Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 949 238-8090

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ELDN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Eledon Pharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Stockholders on July 10, 2024 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment to the Eledon Pharmaceuticals, Inc. 2020 Long Term Incentive Plan (the “2020 Incentive Plan”). The 2020 Incentive Plan, as amended, (i) reflects an increase in the limit on the aggregate number of shares of the Company’s common stock that may be delivered pursuant to all awards granted under the 2020 Incentive Plan by an additional 3,500,000 shares so that the new aggregate share limit under the 2020 Incentive Plan is 17,960,000 shares, and (ii) extends the date through which the Company may grant new awards under the 2020 Incentive Plan from April 26, 2033 to May 28, 2034.

The preceding summary of the 2020 Incentive Plan amendment is qualified in its entirety by reference to the full text of the 2020 Incentive Plan, as amended, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting on July 10, 2024, the Company’s stockholders voted on three proposals described in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 30, 2024. The results for each matter voted on by the stockholders at the Annual Meeting were as follows:

Proposal 1: The stockholders of the Company elected Steven Perrin, Ph.D. and June Lee, M.D. as Class I Directors for a three-year term ending at the Annual Meeting of Stockholders to be held in 2027 and until each of their successors has been duly elected and qualified, or until their earlier death, resignation or removal. The results of the stockholders' vote with respect to the election of the Class I Directors were as follows:

Nominee	Term Expiring	For	Withhold	Broker Non-Vote
Dr. Steven Perrin, Ph.D.	2027	18,400,606	76,694	4,664,366
Dr. June Lee, M.D.	2027	17,277,562	1,200,666	4,663,438

Proposal 2: The stockholders of the Company approved an amendment to the Company's 2020 Incentive Plan, increasing the aggregate number of shares available for issuance by 3,500,000 shares. The results of the stockholders' vote with respect to the approved amendment were as follows:

For	Against	Abstain	Broker Non-Vote
16,774,297	1,617,215	89,402	4,660,752

Proposal 3: The stockholders of the Company ratified the appointment of KMJ Corbin & Company LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024. The results of the stockholders' vote with respect to the ratification were as follows:

For	Against	Abstain	Broker Non-Vote
23,096,065	10,393	35,208	0

Item 8.01 Other Events.

Effective at the adjournment of the Annual Meeting, Walter Ogier retired from the Company's Board of Directors. At the time of his retirement, Mr. Ogier served on the Board's Audit Committee and Compensation Committee. In connection with Mr. Ogier's retirement, the Company made the following changes to the membership of its Board committees, effective immediately:

1.
Audit Committee: Dr. Allan Kirk was appointed to the Audit Committee to replace Mr. Ogier. The Board has determined that Dr. Allan Kirk meets the requirements for independence of Audit Committee members under the applicable listing standards of Nasdaq and the Securities Exchange Act of 1934, as amended. Effective as of July 10, 2024, the Audit Committee is composed of Mr. John McBride (Chair), Dr. Allan Kirk, and Mr. James Robinson.
2.
Compensation Committee: Mr. John McBride was appointed to the Compensation Committee to replace Mr. Ogier. Effective as of July 10, 2024, the Compensation Committee is composed of Mr. James Robinson (Chair), Dr. June Lee, and Mr. John McBride.
3.
Nominating and Corporate Governance Committee: Dr. Jan Hillson was appointed to the Nominating and Corporate Governance Committee to replace Mr. John McBride. Effective as of July 10, 2024, the Nominating and Corporate Governance Committee is composed of Mr. Keith Katkin (Chair), Dr. Jan Hillson, and Dr. June Lee.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.
10.1†*	Eledon Pharmaceuticals, Inc. 2020 Long Term Incentive Plan, as amended
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

† Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 10, 2024	By:	/s/ David-Alexandre C. Gros, M.D.
Name: David-Alexandre C. Gros, M.D. Title: Chief Executive Officer